UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2020

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FRAN*	The Nasdaq Stock Market LLC*

*As previously disclosed, the Company’s common stock will be suspended from trading on The Nasdaq Stock Market (“Nasdaq”) at the opening of business on December 15, 2020 and Nasdaq has commenced proceedings to delist and deregister the Company’s common stock from Nasdaq.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on December 3, 2020 (the “Petition Date”), Francesca’s Holdings Corporation (together with its subsidiaries, the “Company”) commenced voluntary cases (the “Chapter 11 Cases”) for relief under Chapter 11 of Title 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re: Francesca's Holdings Corporation, et al., Case No. 20-13076.

On December 8, 2020, the Bankruptcy Court entered an interim order (the “Interim DIP Order”) approving the Company’s entry into a Senior Secured Superpriority Debtor-In-Possession Credit Agreement (the “DIP Credit Agreement”) with the lenders from time to time party thereto and Tiger Finance, LLC, as administrative agent, in substantially the form filed with the Bankruptcy Court on December 8, 2020.

The terms of the DIP Credit Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2020 provided, however, that (i) the Interim DIP Order authorized the availability of $15.0 million of commitments under the DIP Credit Agreement and (ii) the milestone for the Company to enter into a “stalking horse” agreement is January 4, 2021, which description is incorporated herein by reference and is qualified in its entirety by reference to the DIP Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is also incorporated herein by reference.

The Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 3, 2020, disclosed that the Term Loan Credit Agreement, dated as of August 13, 2019, by and among the Company, its subsidiaries party thereto as loan parties, the lenders party thereto and Tiger Finance, LLC, as administrative agent (as amended from time to time, the “Term Loan Credit Agreement”) and the Credit Agreement, dated May 25, 2018, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein are intended to be paid off through a creeping roll-up of such obligations into the DIP Credit Agreement facility. The Interim DIP Order provides that the roll-up of the Term Loan Credit Agreement will not occur until after entry of a final order approving the DIP Credit Agreement.

Item 1.03	Bankruptcy or Receivership.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 1.03.

In addition to the interim order approving the Company’s entry into the DIP Credit Agreement and access cash collateral, on December 8, 2020, the Company also received certain additional “first day relief” from the Bankruptcy Court, including the authority to continue its use of bank accounts and cash management systems, continue customer programs and pay employee wages and benefits.

Item 7.01	Regulation FD Disclosure.

On December 9, 2020, the Company issued a press release announcing the approval, on either an interim or final basis, of the “first day relief” disclosed under Item 1.03 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibit

Exhibit No.	Description
10.1	Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated December 8, 2020, by and among Francesca’s Holding Corporation and Tiger Finance, LLC, as administrative agent and the other loan parties named therein

99.1	Press Release issued by Francesca’s Holdings Corporation on December 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: December 10, 2020	By:	/s/ Cindy Thomassee
Cindy Thomassee
Executive Vice President and Chief Financial Officer